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                                                                    EXHIBIT 23.6

                       [SALOMON SMITH BARNEY LETTERHEAD]

                        CONSENT OF SALOMON SMITH BARNEY

  We hereby consent to (i) the use of our opinion letter, dated April 6, 1998, to the Board of Directors of ZERO Corporation included as Appendix C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of STB Acquisition Corporation, a wholly owned subsidiary of Applied Power Inc., with and into ZERO Corporation and (ii) references to our Firm and such opinion in such Joint Proxy Statement/Prospectus.

  By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Salomon Smith Barney

June 30, 1998